PRESS RELEASE

INNOSPEC REPORTS FIRST QUARTER 2018 FINANCIAL RESULTS

Excellent sales growth — up 23 percent; Operating income up 14 percent

Performance Chemicals operating income up 102 percent; Fuel Specialties operating income up 4 percent

Semi-annual dividend increased 15 percent; Ninth consecutive increase

Englewood, CO – May 8, 2018 – Innospec Inc. (NASDAQ: IOSP) today announced its financial results for the first quarter ended March 31, 2018. The Company also announced the declaration of its semi-annual dividend of $0.44 per common share for the first half of 2018, representing an increase of 15 percent. This dividend will be paid on May 31, 2018, to shareholders on the record at May 21, 2018.

Total net sales for the quarter were $360.7 million, up 23 percent from the $294.3 million reported in the corresponding quarter last year. Net income was $22.2 million, or $0.90 per diluted share, compared to $17.2 million, or $0.70 per diluted share, recorded a year ago. Adjusted EBITDA for the quarter was $43.9 million, a 12 percent increase from $39.2 million in the first quarter of 2017.

Results for this quarter include special items summarized in the table below. Excluding these items, adjusted non-GAAP EPS was $1.02 per diluted share, compared to $1.00 per diluted share a year ago, a 2 percent increase. Innospec closed the quarter in a net debt position of $140.7 million. As expected, cash generation for the quarter was negative with net cash used in operating activities of $2.0 million, before capital expenditures of $3.8 million and software capitalization of $0.8 million.

Adjusted EBITDA, income before income taxes and net income excluding special items, and related per-share amounts, are non-GAAP financial measures that are defined and reconciled with GAAP results herein and in the schedules below.

	Quarter ended March 31, 2018			Quarter ended March 31, 2017
	Income before	Net		Income before	Net
(in millions, except share and per share data)	income taxes	income	Diluted EPS	income taxes	income	Diluted EPS
Reported GAAP amounts	$29.7	$22.2	$0.90	$23.2	$17.2	$0.70

Amortization of acquired intangible assets	4.6	3.7	0.15	5.1	3.3	0.14
Foreign currency exchange (gains)/losses	(1.0)	(0.8)	(0.03)	1.0	0.7	0.03
Foreign exchange loss on liquidation of subsidiary	—	—	—	1.8	1.8	0.07
Fair value acquisition accounting	—	—	—	1.7	1.4	0.06
	3.6	2.9	0.12	9.6	7.2	0.30
Adjusted non-GAAP amounts	$33.3	$25.1	$1.02	$32.8	$24.4	$1.00

Commenting on the first quarter results, Patrick S. Williams, President and Chief Executive Officer, said,

“Overall, Innospec has had a very good start to the year, with an increase in EPS, despite minimal sales into Octane Additives when compared to last year. We continue to deliver good sales growth in all of our strategic business units excluding Octane Additives, and our margin improvement programs are well established, which we believe will deliver enhanced profitability later in the year. Our strategy remains right on track.”

“Performance Chemicals had a particularly strong quarter, with all regions showing excellent growth. Customers have responded well to our expanded product lines, both in personal care and home care. Combined with the improvement in margins we delivered, the business has more than doubled its operating income from the comparable quarter.”

“Fuel Specialties delivered solid growth. Margins were a little below our expected range, but we expect these to recover in the coming months, as the lag from raw material increases works its way through. New product launches continued to support this growth with customers who benefit from our robust technologies.”

“Oilfield Services showed excellent sales growth, with sales approaching $100 million for the quarter, as customer activity in the Americas remained very strong. Margins remain short of our expectations, as raw material and transportation issues continue to impact us. However, we feel confident that the programs we have in place will deliver improvement in the near term.”

“Octane Additives had a very slow quarter with minimal sales, which resulted in a small loss. We have now received a further order for delivery in the second quarter, although this is smaller than previous orders, as our customer manages their inventories.”

In Performance Chemicals, revenues of $124.0 million were up 31 percent from $94.5 million a year ago. The business grew in all regions with volume growth of 10 percent and a favorable price/mix of 9 percent augmented by a positive currency impact of 12 percent. As we anticipated, gross margins improved to 20.5 percent from 17.7 percent a year ago reflecting the positive results of several improvement projects. Overall, operating income more than doubled to $12.1 million, from $6.0 million a year ago.

Revenues in Fuel Specialties were $143.4 million for the quarter, a 13 percent increase from $126.4 million last year. The improvement comprised an increase in volume of 1 percent, a positive price/mix variance of 4 percent and a positive 8 percent currency impact. Gross margins were down 2.7 percentage points on last year’s strong quarter to 33.8 percent. Operating income improved by 4 percent to $28.2 million, compared to $27.0 million in the same quarter last year.

Revenues in Oilfield Services for the quarter were $92.9 million, up 40 percent from $66.5 million in the first quarter of 2017, driven by increased customer activity. Volume growth of 33 percent and a price/mix benefit of 7 percent contributed to the growth. Gross margins were down 4.4 percentage points over the comparable quarter. The Oilfield Services business delivered an operating income of $3.0 million for the quarter which was on par with a year ago, but improved sequentially from last quarter.

As we anticipated, revenues in Octane Additives were $0.4 million for the quarter compared to $6.9 million a year ago. This produced an operating loss of $1.4 million for the quarter, compared to a profit of $2.0 million in last year’s first quarter.

Corporate costs for the quarter were slightly higher than expected at $13.0 million, compared with $10.9 million a year ago due mainly to higher personnel related expenses.

The effective tax rate for the quarter was 25.3 percent, compared to 25.9 percent in the same quarter last year.

Net cash outflow from operations was $2.0 million, compared to a cash outflow of $19.9 million a year ago. The comparative quarter last year included a significant outflow of cash for working capital related to the acquisition and business expansion. As of March 31, 2018, Innospec had $78.1 million in cash and cash equivalents, and total debt of $218.8 million, resulting in net debt of $140.7 million.

Mr. Williams concluded,

“We are very pleased with our overall start to the year, which shows the strength of our portfolio and balance sheet. Customer activity has been good in all of our core businesses. Excluding Octane Additives from both periods, we have improved our underlying adjusted EPS by 13 percent over last year.

“Our focus on margin improvement in Performance Chemicals is delivering ahead of plan and the results in operating income are excellent. We plan to make further improvements, both in this business and in our other strategic businesses, which we anticipate will underpin additional gains later in the year.”

“We are pleased that our Board has approved a further 15 percent increase in our semi-annual dividend to 44 cents per share, which will be the ninth consecutive time that we have increased our dividend. Our strategy remains on track and we feel confident of our prospects for the rest of 2018 and beyond.”

Use of Non-GAAP Financial Measures

The information presented in this press release includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP). These non-GAAP financial measures comprise adjusted EBITDA, income before income taxes excluding special items, net income excluding special items and related per share amounts together with net debt. Adjusted EBITDA is net income per our consolidated financial statements adjusted for the exclusion of charges for interest expense, net, income taxes, depreciation, amortization and acquisition fair value adjustments. Income before income taxes, net income and diluted EPS, excluding special items, per our consolidated financial statements are adjusted for the exclusion of amortization of acquired intangible assets, foreign currency exchange (gains)/losses, foreign exchange loss on liquidation of subsidiary and fair value acquisition accounting. Net debt is total debt less cash and cash equivalents. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided herein and in the schedules below. The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends. In addition, these non-GAAP measures address questions the Company routinely receives from analysts and investors and the Company has determined that it is appropriate to make this data available to all investors. While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from similarly-titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company’s performance relative to other companies in similar industries. Management uses adjusted EPS (the most directly comparable GAAP financial measure for which is GAAP EPS) and adjusted net income and adjusted EBITDA (the most directly comparable GAAP financial measure for which is GAAP net income) to allocate resources and evaluate the performance of the Company’s operations. Management believes the most directly comparable GAAP financial measure is GAAP net income and has provided a reconciliation of adjusted EBITDA and net income excluding special items, and related per share amounts, to GAAP net income herein and in the schedules below.

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 1900 employees in 23 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific.  The Fuel Specialties business specializes in manufacturing and supplying fuel additives that improve fuel efficiency, boost engine performance and reduce harmful emissions. Oilfield Services provides specialty chemicals to all elements of the oil & gas exploration and production industry.  The Performance Chemicals business creates innovative technology-based solutions for our customers in the Personal Care, Home Care, Agrochemical, Mining and Industrial markets. Octane Additives produces octane improvers to enhance gasoline.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Such forward-looking statements include statements (covered by words like “expects,” “estimates,” “anticipates,” “may,” “believes,” “feels” or similar words or expressions, for example) which relate to earnings, growth potential, operating performance, events or developments that we expect or anticipate will or may occur in the future.  Although forward-looking statements are believed by management to be reasonable when made, they are subject to certain risks, uncertainties and assumptions, and our actual performance or results may differ materially from these forward-looking statements.  Additional information regarding risks, uncertainties and assumptions relating to Innospec and affecting our business operations and prospects are described in Innospec’s Annual Report on Form 10-K for the year ended December 31, 2017 and other reports filed with the U.S. Securities and Exchange Commission.  You are urged to review our discussion of risks and uncertainties that could cause actual results to differ from forward-looking statements under the heading “Risk Factors” in such reports.  Innospec undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Brian Watt
Innospec Inc.
+44-151-355-3611
Brian.Watt@innospecinc.com

Schedule 1

INNOSPEC INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except share and per share data)
}	Three Months Ended
}	March 31
	2018	2017
Net sales	$360.7	$294.3
Cost of goods sold	(256.2)	(203.4)

Gross profit	104.5	90.9
Operating expenses:
Selling, general and administrative	(67.3)	(56.4)
Research and development	(8.3)	(7.4)
Foreign exchange loss on liquidation of subsidiary	—	(1.8)
Total operating expenses	(75.6)	(65.6)

Operating income	28.9	25.3
Other income, net	2.5	0.1
Interest expense, net	(1.7)	(2.2)

Income before income taxes	29.7	23.2
Income taxes	(7.5)	(6.0)

Net income	$22.2	$17.2

Earnings per share:
Basic	$0.91	$0.71
Diluted	$0.90	$0.70
Weighted average shares outstanding (in thousands):
Basic	24,369	24,087
Diluted	24,574	24,527

INNOSPEC INC. AND SUBSIDIARIES

Schedule 2A

SEGMENTAL ANALYSIS OF RESULTS	Three Months Ended
	March 31
(in millions)	2018	2017
Net sales:
Fuel Specialties	$143.4	$126.4
Performance Chemicals	124.0	94.5
Oilfield Services	92.9	66.5
Octane Additives	0.4	6.9

	360.7	294.3

Gross profit/(loss):
Fuel Specialties	48.5	46.1
Performance Chemicals	25.4	16.7
Oilfield Services	31.4	25.4
Octane Additives	(0.8)	2.7

	104.5	90.9

Operating income/(loss):
Fuel Specialties	28.2	27.0
Performance Chemicals	12.1	6.0
Oilfield Services	3.0	3.0
Octane Additives	(1.4)	2.0
Corporate costs	(13.0)	(10.9)

	28.9	27.1
Foreign exchange loss on liquidation of subsidiary	—	(1.8)
Total operating income	$28.9	$25.3

Schedule 2B

NON-GAAP MEASURES	Three Months Ended
	March 31
(in millions)	2018	2017
Net income	$22.2	$17.2
Interest expense, net	1.7	2.2
Income taxes	7.5	6.0
Depreciation and amortization:
Fuel Specialties	1.0	1.2
Performance Chemicals	5.0	4.1
Oilfield Services	4.1	4.6
Octane Additives	0.3	0.2
Corporate costs	2.1	2.0
Fair value acquisition accounting	—	1.7
Adjusted EBITDA	43.9	39.2

Adjusted EBITDA:
Fuel Specialties	29.2	28.2
Performance Chemicals	17.1	11.8
Oilfield Services	7.1	7.6
Octane Additives	(1.1)	2.2
Corporate costs	(10.9)	(8.9)

	41.4	40.9
Foreign exchange loss on liquidation of subsidiary	—	(1.8)
Other income, net	2.5	0.1

Adjusted EBITDA	$43.9	$39.2

Adjusted EBITDA by segment includes operating income relating to the segments, excluding depreciation, amortization and the fair value acquisition accounting relating to Performance Chemicals.

Schedule 3

INNOSPEC INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(in millions)	2018	2017
Assets

Current assets:
Cash and cash equivalents	$78.1	$90.2
Trade and other accounts receivable	280.3	244.5
Inventories	247.7	209.8
Prepaid expenses	13.2	13.1
Prepaid income taxes	2.8	2.8
Other current assets	0.6	1.1
Total current assets	622.7	561.5
Net property, plant and equipment	196.8	196.0
Goodwill	364.1	361.8
Other intangible assets	158.3	163.3
Deferred tax assets	6.4	6.5
Pension asset	117.8	116.0
Other non-current assets	6.8	5.1
Total assets	$1,472.9	$1,410.2

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$128.2	$117.9
Accrued liabilities	130.6	104.1
Current portion of long-term debt	15.8	15.8
Current portion of finance leases	2.5	2.7
Current portion of plant closure provisions	4.2	5.2
Current portion of accrued income taxes	11.3	15.8
Total current liabilities	292.6	261.5
Long-term debt, net of current portion	197.8	202.6
Finance leases, net of current portion	2.7	3.2
Plant closure provisions, net of current portion	42.7	40.9
Accrued income taxes, net of current portion	43.6	41.7
Unrecognized tax benefits, net of current portion	3.1	2.5
Deferred tax liabilities	46.7	45.0
Pension liabilities and post-employment benefits	17.0	16.5
Other non-current liabilities	1.9	2.0
Equity	824.8	794.3

Total liabilities and equity	$1,472.9	$1,410.2

Schedule 4

INNOSPEC INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31
(in millions)	2018	2017
Cash Flows from Operating Activities

Net income	$22.2	$17.2
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	12.6	12.3
Foreign exchange loss on liquidation of subsidiary	—	1.8
Deferred taxes	1.7	1.0
Cash contributions to defined benefit pension plans	(0.3)	(0.2)
Non-cash movements on defined benefit pension plans	(1.1)	(0.9)
Stock option compensation	0.8	1.0
Changes in working capital	(36.2)	(56.6)
Movements in accrued income taxes	(2.8)	3.9
Movements in plant closure provisions	0.7	1.1
Movements in unrecognized tax benefits	0.6	—
Movements in other assets and liabilities	(0.2)	(0.5)
Net cash used in operating activities	(2.0)	(19.9)
Cash Flows from Investing Activities

Capital expenditures	(3.8)	(6.7)
Internally developed software	(0.8)	—
Net cash used in investing activities	(4.6)	(6.7)
Cash Flows from Financing Activities

Net repayment of revolving credit facility	(5.0)	(30.0)
Net repayment of finance leases	(0.7)	(0.6)
Issue of treasury stock	1.0	1.0
Repurchase of common stock	(1.1)	(0.9)
Net cash used in financing activities	(5.8)	(30.5)
Effect of foreign currency exchange rate changes on cash	0.3	0.6

Net change in cash and cash equivalents	(12.1)	(56.5)
Cash and cash equivalents at beginning of period	90.2	101.9
Cash and cash equivalents at end of period	$78.1	$45.4

Amortization of deferred finance costs of $0.1 million (2017 — $0.2 million) are included in depreciation and amortization in the consolidated statements of cash flows and in interest expense, net in the consolidated statements of income.